UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):      February 17, 2009
                                                 -------------------------


                              HASBRO, INC.
                          --------------------
         (Exact name of registrant as specified in its charter)



 RHODE ISLAND                    1-6682                    05-0155090
--------------                ------------             -------------------
  (State of                   (Commission                 (IRS Employer
Incorporation)                File Number)             Identification No.)



1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                  (Zip Code)


                             (401) 431-8697
                     -------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On February 17, 2009, Hasbro, Inc. ("Hasbro"), entered into a license agreement and associated arrangements (collectively the "Extension License Agreement") with Marvel Characters B.V. ("Marvel Characters"), a subsidiary of Marvel Entertainment, Inc., and, solely with respect to characters based on movies and television shows featuring Spider-Man and produced by Sony Pictures Entertainment Inc., with Spider-Man Merchandising L.P. (the "LP", and together with Marvel Characters, the "Licensor").

     Pursuant to the Extension License Agreement, Hasbro's existing license from the Licensor, which was expected to expire on December 31, 2011 (subject to a limited extension for certain events), has been extended through December 31, 2017. The period from the end of the current license agreement between the Licensor and Hasbro, to December 31, 2017, is referred to hereafter as the "Extended License Term". If the Licensor and its studio licensees do not release a minimum of eight qualifying theatrical releases during the Extended License Term, at least four of which are based on the Spider-Man or Iron Man properties, then the Extended License Term will run through December 31, 2018.

     The intellectual property covered by the Extension License Agreement is comprised of all Marvel Classic Characters, and to the extent that the Licensor owns or controls the associated rights, all Marvel Movie Characters and Marvel Animated and Live-Action Television Characters, as such properties are defined in the Extension License Agreement (collectively the "Licensed Properties").

     Under the Extension License Agreement, Hasbro has an exclusive license to utilize the Licensed Properties during the Extended License Term for purposes of manufacturing, promoting, selling and distributing products in a number of licensed categories, including: action figures, flying action figures, feature plush, puzzles and board games, non-costume/non-dress up action and role-play weapons and accessories, NERF branded sporting goods and blasters, water guns and water cannons, PLAYSKOOL branded pre-school toys, TITANIUM die-cast figures and vehicles and ATTACKTIX figures for Hasbro's ATTACKTIX tactics game, all as such categories are defined in the Extension License Agreement. Hasbro's license from the Licensor is worldwide, with the exclusion of Japan.

     Marvel Characters has agreed to provide Hasbro with creative services with respect to the concept for, and marketing of, the licensed products. The Licensor has review and approval rights over licensed merchandise and associated marketing efforts. The Extension License Agreement further provides for minimum marketing and product offering commitments.

     The Extension License Agreement calls for payments by Hasbro to the Licensor based upon specified percentages of Hasbro's net sales of different categories of licensed product. The Extension License Agreement provides for $100 million in guaranteed royalties. Of this amount, $50 million is due within five business days of signing the Extension License Agreement, and the remaining $50 million is due 12 months after the release of the final movie subject to the parties' current license agreement, but in no event later than December 31, 2013. The guaranteed royalties under the Extension License Agreement can be increased by up to an additional $140 million in the aggregate based upon the release of specified numbers of qualifying theatrical releases during the Extended License Term.

     On February 17, 2009, Hasbro and the Licensor issued a press release announcing the Extension License Agreement. A copy of this press release is furnished as Exhibit 99 to this Form 8-K.


Item 9.01 Financial Statements and Exhibits.

     (d)  Exhibits

     99  Press Release, dated February 17, 2009



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.
                                             ------------
                                             (Registrant)


Date: February 18, 2009                  By:  /s/ David D.R. Hargreaves
                                              --------------------------
                                              David D.R. Hargreaves

                                              Chief Operating Officer and
                                              Chief Financial Officer
                                              (Duly Authorized Officer and
                                              Principal Financial Officer)

                                 Hasbro, Inc.
                          Current Report on Form 8-K
                           Dated February 18, 2009

                                Exhibit Index



Exhibit No.                               Exhibits

   99                     Press Release, dated February 17, 2009